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                                                                     Exhibit 8.1


                      [LETTERHEAD OF JENKENS & GILCHRIST]



                               February 20, 1997



Alliance Resources Plc
Kingsbury House
15-17 King Street
London SWIY 6QU


Gentlemen:


     We have acted as United States tax counsel to Alliance Resources Plc, a United Kingdom public limited company (the "Company"), in connection with the merger (the "Merger") of LaTex Resources, Inc. ("LaTex") with and into Alliance Resources (Delaware), Inc. ("Newco"), a newly formed wholly owned subsidiary of the Company and the Company's registration under the Securities Act of 1933, as amended, of (i) 21,631,895 shares of the Company's ordinary shares of 40p each (the "Shares"), and (ii) warrants to purchase 2,242,250 shares of the Company's ordinary shares of 40p each (the "Warrants").


     In connection with this representation, we have examined the following documents and instruments:


     (a) the Registration Statement on Form F-4 (the "Registration Statement"), including the Proxy Statement/Prospectus contained therein, filed with the Securities Exchange Commission (the "Commission"), pertaining to the registration of the Shares and the Warrants;


     (b) the merger agreement (the "Merger Agreement") between LaTex, Newco and the Company included as Appendix B to the Proxy Statement/Prospectus.



     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In rendering this opinion we have relied upon the facts and disclosures set forth in the Registration Statement and the Merger Agreement regarding the offering and terms of the Shares and Warrants. We have not independently verified the accuracy of such representations or the matters set forth in such documents or records. As to certain facts material to its opinion, we have assumed that all signatures on all documents presented to use are genuine, that all documents submitted to us as originals are accurate and complete, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents.
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Alliance Resources PLC
Feburary 20, 1997
Page 10


     Based on the foregoing, this firm is of the opinion that the discussion in the Registration Statement of the United States tax treatment, tax effect or tax consequences under the caption "Material Tax Considerations" is an accurate summary of the material United States income tax consequences related to the Merger and the issuance of the Shares and Warrants. This firm's opinion is based on the provisions of the Internal Revenue Code of 1986, as amended, proposed regulations which have not yet taken effect and which may not be finally adopted in their current form, and regulations, rulings and judicial decisions now in effect, all of which are subject to change. Any such changes may be retroactive with respect to transactions entered into prior to the date of such changes and could modify this firm's opinion.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters." In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                    Respectfully submitted,

                                    JENKENS & GILCHRIST,
                                    a Professional Corporation


                                    By: /s/  ANDRIUS R. KONTRIMAS
                                        -------------------------
                                         Andrius R. Kontrimas
                                         Authorized Signatory